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                                                                    EXHIBIT 10.9

                                 FIRST AMENDMENT
                                     TO THE
                              CHASE INDUSTRIES INC.
                  1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                         (AS AMENDED AS OF MAY 26, 1998)

         THIS First Amendment is effective as of November 19, 1999, on behalf of Chase Industries Inc., a Delaware corporation (the "Corporation"), and is effective as set forth below.

                              W I T N E S S E T H:

         WHEREAS, the Corporation sponsors the Chase Industries Inc. 1997 Non-Employee Director Stock Option Plan (the "Plan") for non-employee directors of the Corporation;

         WHEREAS, pursuant to Section 11.2 of the Plan the committee appointed to administer the Plan (the "Committee") may amend the Plan subject to certain restrictions herein not applicable;

         WHEREAS, Section 8.1 of the Plan provides that, upon a change in control, participants holding options will immediately be granted corresponding stock appreciation rights subject to the same exercise and transferability restrictions as the corresponding options;

         WHEREAS, the Corporation desires to make the grant of stock appreciation rights, granted in connection with a change in control, discretionary rather than automatic; and

         WHEREAS, the Committee and the Board of Directors of the Corporation have approved, effective as of November 19, 1999, the amendment of the Plan to provide for the discretionary grant of stock appreciation rights upon a change in control rather than automatic grants.

         NOW, THEREFORE, Section 8.1, shall be amended in its entirety, effective November 19, 1999, to read as follows:

                           8.1 Change in Control. Upon the occurrence of a
                  Change in Control, subject to Subsection 1.7(b), (a) at the discretion of the Committee, each Holder of an Option shall be granted one corresponding Stock Appreciation Right for each share of Stock subject to an Option; and (b) all outstanding Options shall immediately become fully vested and exercisable in full, including that portion of any Option that pursuant to the terms and provisions of the applicable Award Agreement had not yet become exercisable (the total number of shares of Stock as to which a Stock Appreciation Right or Option is exercisable upon the occurrence of a Change in Control is referred to herein as the "Total Shares"). If a Change in Control involves a Restructuring or occurs in connection with a series of related transactions involving a Restructuring and if such Restructuring is in the form of a Non-Surviving Event and as part of


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                  such Restructuring shares of stock, other securities, cash, or property shall be issuable or deliverable in exchange for Stock, then a Holder of an Option shall be entitled to purchase or receive (in lieu of the Total Shares that the Holder would otherwise be entitled to purchase or receive) the number of shares of stock, other securities, cash, or property to which that number of Total Shares would have been entitled in connection with such Restructuring at an aggregate exercise price equal to the Exercise Price that would have been payable if that number of Total Shares had been purchased on the exercise of the Option immediately before the consummation of the Restructuring. Nothing in this Subsection 8.1 shall impose on a Holder the obligation to exercise any Option immediately before or upon the Change in Control or cause the Holder to forfeit the right to exercise the Option during the remainder of the original term of the Option because of a Change in Control.

         FURTHER PROVIDED, that except as set forth above the Plan shall continue to read in its current state.

         IN WITNESS WHEREOF, this Amendment has been executed by the duly-authorized officer of the Corporation to be effective as set forth herein.

                                                    CHASE INDUSTRIES INC.



                                                    By: /s/ MICHAEL T. SEGRAVES
                                                       ------------------------
                                                        Michael T. Segraves,
                                                        Chief Financial Officer